UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement

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The Prudential Variable Contract Account-2
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT-2

655 Broad Street

Newark, NJ 07102

October 24, 2022

Dear Contractholders/Participants:

As you are likely aware, The Prudential Variable Contact Account-2 (“VCA 2”) is in the process of soliciting voting for a special meeting of contractholders and participants having voting rights (collectively, “Participants”) in VCA 2 scheduled for November 15, 2022 at 1:00 p.m. Eastern Time (the “Meeting”). At the Meeting Participants will be asked to approve a restructuring of VCA 2 to change VCA 2 from a management investment company overseen by the Committee of VCA 2 to a unit investment trust invested solely in shares of an underlying fund—the Fidelity VIP Index 500 Portfolio (“Fidelity Fund”). If you are unable to attend the Meeting, please vote by utilizing any of the convenient methods listed below or on the enclosed proxy card.

Why is the Proposal in the best interest of Participants?

We believe that the restructuring and subsequent investment in shares of the Fidelity Fund is in the best interest of the Participants for several reasons:

✓	POTENTIAL FOR IMPROVED PERFORMANCE. The proposed restructuring will permit VCA 2 to directly invest in an underlying fund—the Fidelity Fund—with strong historical performance and a larger asset base. The Fidelity Fund has outperformed VCA 2 over the previous 1-year, 5-year, and 10-year time periods as of December 31, 2021.

✓	REDUCED FEES AND EXPENSES. The proposed restructuring is expected to decrease total expenses for VCA 2. While the proposal will result in the Participants indirectly bearing the Fidelity Fund’s management fees and expenses, those fees and expenses will be offset by the elimination of the VCA 2 management fee.

✓	POTENTIAL FOR INVESTMENT AND OPERATIONAL EFFICIENCIES. The proposed restructuring will provide an organizational structure for VCA 2 that is much more common in the variable annuity industry than the current organizational structure.

WHAT DO WE NEED FROM YOU?

Although we believe that the restructuring and subsequent investment in shares of the Fidelity Fund is in the best interest of the Participants, it cannot be implemented without obtaining the required Participant vote. Your vote is critical to the approval of this proposal.

At this point, we have not received your vote and would greatly appreciate you acting on this matter today. Please take a moment to review the proposal on the enclosed proxy card and in the Prospectus/Proxy Statement found at https://www.pgim.com/investments/fund-updates and vote using one of the convenient methods described below. For further information about the proposed restructuring, how to vote, or to request a copy of the Prospectus/Proxy Statement, you can reach AST Fund Solutions at (800)-821-2712.

VOICE YOUR SAY ON THIS MATTER NOW.

1.	BY PHONE. You may cast your vote by telephone by calling the toll free number listed on the enclosed proxy card and following the prerecorded information, or (800)-821-2712 to cast your vote with a live proxy specialist, quickly and easily.

2.	INTERNET. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

3.	VIA MAIL. You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

We greatly appreciate your consideration and encourage you to vote today.

VCA-2 Re1024